EXHIBIT 10.7

                                 LEASE AGREEMENT



         THIS LEASE, is entered into as of the 1st day of August, 1999 by and between Shopko Stores, Inc., a Wisconsin corporation, whose mailing address is P.O. Box 19060, Green Bay, Wisconsin, 54307-9060 ("Lessor"), and ProVantage Health Services, Inc., a Delaware corporation, whose mailing address is P.O. Box 846, Brookfield, Wisconsin 53008-0846 ("Lessee").


                                   AGREEMENT:

         In consideration of the rents, mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

    1.   PREMISES

         In consideration of the rents, covenants and agreements hereinafter set forth, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the real property situated in the City of Pewaukee, County of Waukesha, Wisconsin, which property is legally described as:

         Parcel 4D of Certified Survey Map No. 8670, recorded on November 11, 1998 in Volume 76 of Certified Survey Maps on pages 303 to 306, as Document No. 2386314, being a re-division of Parcel 4A of Certified Survey Map No. 6565, being a part of the Northeast 1/4, Northwest 1/4, Southeast 1/4 and Southwest 1/4 of the Northeast 1/4 of Section 22, Town 7 North, Range 19 East, Town of Pewaukee, County of Waukesha, State of Wisconsin.

    along with the building (the "Building") and all other improvements located thereon (hereinafter collectively referred to as the "Premises").

    2.   TERM

         A. Initial Term. The initial term of this Lease shall commence on the earlier to occur of (i) the date a permanent certificate of occupancy for the Building shall be issued (the "Certificate of Occupancy") or (ii) the date Lessee takes possession of the Premises (in either case, the "Commencement Date") and shall extend for a period ending fifteen (15) years from the last day of the month containing the Commencement Date.

         B. Options to Extend. Provided that Lessee is not then in default under this Lease at the time of exercise of the option and that Lessee continues in possession of the Premises pursuant to the terms of this Lease at such time, Lessee shall have the option to extend the term of this Lease for four (4) additional terms of five (5) years (each referred to as an "Extended Term"), upon the terms and conditions set forth herein (other than the option to extend), subject to any increase in the Base Rent as set forth in Section 4C and commencing upon the expiration of the then current term. If Lessee desires to exercise its option to extend, Lessee shall give written notice to Lessor no later than ninety (90) days prior to the expiration of the then current




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term. Any reference in the Lease to the "term" of the Lease shall be deemed to include the initial term and any Extended Term for which Lessee has exercised the option granted under this Section, unless it is expressly provided otherwise.

    3.   RENT

         Lessee agrees to lease the Premises for the term herein indicated and to pay Lessor as Rent therefor:

         A. Base Rent. Beginning on the Commencement Date an annual Base Rent of Two Hundred Thousand Dollars ($200,000) in equal monthly installments of Sixteen Thousand Six Hundred Sixty-six Dollars and Sixty-seven Cents ($16,666.67) in advance on or before the first day of each calendar month during the term of this Lease. If the Commencement Date is other than the first day of a calendar month, Lessee shall pay pro rata rent, in advance, for the period from the Commencement Date to the first day of the following calendar month. The annual Base Rent may be increased in accordance with Section 4C.

         B. Additional Rent. The parties intend that the Base Rent specified above shall be on an absolutely net basis to Lessor in each year during the term and that this Lease be so construed. As requested by Lessor, Lessee shall timely pay as Additional Rent payable hereunder, all costs, assessments, taxes, impositions, expenses and obligations of every kind relating to the Premises ("Costs") incurred by Lessor, except only (i) amortization of any of Lessor's mortgage(s) and (ii) as provided for in Section 6C below. Lessee shall indemnify and hold Lessor harmless against all such Costs.

         C. Payment of Rent. The Base Rent and Additional Rent due hereunder shall be paid to Lessor at 700 Pilgrim Way, Green Bay, WI 54304, ATTN: Vice President, Real Estate or to such other place as Lessor may designate in writing. Lessee shall pay such rent to Lessor without notice or demand and without abatement, deduction or set-off.

    4.   OPTION TO PURCHASE AND BASE RENT INCREASE

         In the event Lessor ceases to own directly or beneficially at least fifty-one percent (51%) of the outstanding common stock of Lessee (a "Change in Control"), Lessee shall have the right and the option to purchase the Premises in accordance with this Section 4.

         A. Determination of Fair market Value and Rent. Within thirty (30) days of a Change of Control, Lessee shall give Lessor written notice thereof indicating in such notice whether Lessee desires to exercise its option to purchase the Premises. Within thirty (30) days of its receipt of such notice, Lessor shall notify Lessee in writing what it considers to be (i) the Fair Market Value of the Premises and (ii) the Fair Market Rent for the Premises. For purposes of this Agreement, the "Fair Market Value" shall mean the highest purchase price a third party would be willing to pay for the Premises in an arms length transaction and "Fair Market Rent" shall mean the highest annual rental rate a third party would be willing to pay for the Premises in an arms length transaction. If Lessee objects to the Fair Market Value or Fair Market Rent delivered by Lessor, Lessee shall notify Lessor within thirty (30) days after receipt of Lessor's notice to Lessee, together with an appraisal, from an appraiser bearing MAI designation, as to the




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such appraiser's conclusions regarding Fair Market Value and/or Fair Market
Rent. If Lessee does not object within such time, the Fair Market Value and the Fair Market Rent shall be as specified in Lessor's notice. If Lessee notifies Lessor within such time of an objection, Lessor, at its sole option, may accept the conclusions of Lessee's appraiser or appoint another appraiser, in which case the two appraisers shall promptly meet and attempt to agree on the disputed amount or amounts. If they are able to agree, they shall jointly notify each of the parties of the conclusions they have reached, and the amount so agreed upon shall be deemed the Fair Market Value and Fair Market Rent, as applicable. If they are unable to agree within twenty (20) days of the appointment by Lessor, the average of the appraisers' final conclusions with respect to any disputed amount shall be deemed the Fair Market Value and Fair Market Rent, as applicable.

         B. Option to Purchase. Within thirty (30) days after final determination of the Fair Market Value, Lessee shall give Lessor written notice if it desires to exercise its option to purchase the Premises. If Lessee timely notifies Lessor that it is exercising the option hereunder, the parties shall reasonably agree on and promptly enter into a Purchase Agreement with respect to the Premises, with a purchase price equal to the Fair Market Value (as determined in accordance with Section 4A), upon commercially reasonable terms and conditions, and with a closing date to be no later than sixty (60) days after final determination of the Fair Market Value.

         C. Base Rent Increases. In the event of a Change of Control, the annual Base Rent due under this Lease be adjusted as follows:

              (1) The annual Base Rent shall automatically be adjusted as of the date of the Change of Control to reflect the Fair Market Rent (as determined in accordance with Section 4A). During the determination of the Fair Market Rent as set forth in Section 4A, Lessee shall continue to pay the then current Base Rent as it becomes due; provided, however, that upon final determination of the Fair Market Rent, Lessee shall pay to Lessor within thirty (30) days, any Base Rent amount that may be in arrears due to the retroactive adjustment of the annual Base Rent back to the date of the Change of Control.

              (2) If a Change of Control occurs and Lessee does not exercise its right to purchase the Premises, the annual Base Rent due under this Lease for any future Extended Term shall be adjusted each time Lessee exercises its option to extend the Lease pursuant to Section 2B to reflect the then current Fair Market Rent determined in the same manner set forth in Section 4A.

    5.   UTILITIES

         Lessee shall be responsible for and shall pay, as they become due and payable and before they become delinquent, all charges for natural gas, oil, electrical, water, sewer, telephone, snow removal, refuse removal and any and all other utilities services provided to the Premises during the term of this Lease. All applications and connections for necessary utility services on the Premises shall be made only in the name of Lessee.




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    6.   TAXES AND ASSESSMENTS

         A. Lessee agrees to pay to the appropriate governmental agencies all real property taxes, assessments, impositions, or all other claims or charges (herein collectively called the "Taxes") which may constitute or may be reduced to a lien upon the Premises, including but not limited to water charges and sewer charges, before the same shall become delinquent. All such payments for the first and last year of the term shall be prorated between Lessor and Lessee, so that Lessee shall be responsible for that portion of the Taxes which is attributable to the term of this Lease. At least twenty (20) days prior to the applicable due date, Lessor shall furnish Lessee a written statement showing the amount of the Taxes due, together with a copy of the tax bill. Lessee shall remit to Lessor the full amount of the Taxes due no later than ten (10) days prior to the due date of such Taxes.

         B. Lessee shall have the right in its own name, or in Lessor's name where appropriate, but at its own cost and expense, to contest the amount or legality of any Taxes which it is obligated to pay hereunder and make application for the reduction thereof, or any assessment upon which the same may be based, and the Lessor agrees at the request of the Lessee to execute or join in the execution with such contest or application. If the Lessee shall contest such tax assessment or other imposition, the time within which the Lessee shall be required to pay the same shall be extended until such contest or application shall have been finally determined, except that Lessee shall be responsible for any penalty imposed by the taxing authority resulting from late payment of Taxes due to said contest.

         C. Lessee shall also pay any sales or use tax relating to the rents being charged hereunder, except that in no event shall Lessee be liable for any income taxes which Lessor is obligated to pay by virtue of its receipt of rent hereunder unless such income taxes shall be levied, assessed or imposed partially or totally in lieu of or as a substitute for any Taxes, in which case Lessee shall pay such taxes.

    7.   USE AND COMPLIANCE WITH LAW

         A. Lessee shall continuously occupy and use the Premises during the term of this Lease. Lessee may use the Premises for general business office purposes and uses directly related thereto and for no other purpose without Lessor's prior written consent, which consent shall not be unreasonably withheld.

         B. Lessee covenants and agrees to obey, observe and comply promptly with all rules, regulations, ordinances, and laws which shall be applicable, now or at any time during the term of this Lease, to the Premises and Lessee's operations thereon and comply promptly with all orders, rules, rulings, and directives of any governmental authority or agency having jurisdiction over the Premises, or of the fire insurance carrier. Lessee further covenants and agrees at all times during the term of this Lease to maintain in full force and effect all permits and approvals relating to the Premises necessary for the proper operation of its business.

         C. Lessee shall not at any time install, store, use, place or generate in or about the Premises any hazardous substance or any pollutant or any contaminant as such may from time to




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time be regulated by or defined as such in any state or federal law, rule or regulation pertaining to environmental matters ("Environmental Laws"), or any other hazardous, toxic, or dangerous waste, substance, or material ("Hazardous Materials"), except in full compliance with all requirements of Environmental Laws and in such a manner that will not cause any environmental harm or concern. Upon learning of any violation, or suspected violation, of any Environmental Law, Lessee shall notify Lessor within three (3) days. Lessee shall indemnify, defend, and hold harmless Lessor from and against any penalty, fine, claim, demand, expense, liability, cost, judgment, loss, attorneys' fees, consultant or expert fees, and any charge whatsoever that Lessor shall incur, or which would otherwise incur, by reason of (i) the presence or suspected presence of Hazardous Materials on or about the Premises and (ii) Lessee's failure to comply with the terms of this Lease. The provisions of this Section 6C shall survive the expiration or termination of this Lease.

    8.   CONSTRUCTION AND MAINTENANCE

         A. Construction. Lessor agrees to have a business office facility and related improvements (the "Improvements") constructed on the real property that is the subject of this Lease in accordance with the plans and specifications and a construction budget (collectively, the "Plans") developed in conjunction with Lessee. All construction shall be completed in a good and workmanlike manner in accordance with the Plans, as amended from time to time, and in accordance with all laws, rules, regulations and orders of all applicable governing bodies and utility districts, fire marshals and the like pursuant to validly issued and outstanding permits, approvals and consents. Lessor covenants and agrees that its construction contract requires that all contractors and subcontractors involved in constructing the Improvements shall maintain adequate comprehensive general liability and workers compensation insurance. Lessor shall, promptly upon completion of construction, provide Lessee with the Certificate of Occupancy and Lessee may immediately take possession of the Premises upon receipt of the Certificate of Occupancy, or upon an earlier date if Lessor and Lessee agree and if such early occupancy is permitted by applicable ordinances. Lessee's rental obligation shall commence upon the earlier of its receipt of the Certificate of Occupancy or its taking of possession of the Premises, and Lessee shall, from and after the earlier of such dates be responsible for all other amounts owing hereunder, such as for utilities, real estate taxes and insurance, and for all other covenants and obligations contained in this Lease.

         B. Repairs. Lessor agrees to keep the foundation, roof and structural supports of the Building in good condition and repair throughout the term of this Lease. With the exception of Lessor's responsibility set forth in the preceding sentence, Lessee agrees to perform all necessary repairs and maintenance to the interior and exterior of the Premises, including all electrical, plumbing and mechanical systems, landscaping, parking and other improvements to the grounds, and to keep all equipment, fixtures and other building components in a good and safe operating condition, and to comply with all orders issued by, and building or other codes of, any public body having jurisdiction over the Premises and to make any alterations or modifications at any time required to bring the Premises into compliance. In addition, Lessee shall be specifically responsible for monitoring and maintenance of the automatic sprinkler system in the Building. All repairs and replacements shall be made in a good and workmanlike manner using materials of like kind and equal or greater quality than those in the Premises as of the commencement of the initial term of this Lease.



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         C.   Maintenance. Lessee shall maintain the Premises in a clean, presentable and safe condition, provide for general daily maintenance and use all reasonable precaution to prevent waste, damage or injury to the Premises during the term of this Lease. Lessee agrees to return the Premises, including all fixtures and equipment and other items provided at the commencement of this Lease to Lessor at the expiration or termination of this Lease in clean condition and in as good condition as at the commencement of the initial term, ordinary wear and tear and damage by fire or other casualty for which insurance proceeds have actually been received by Lessor excepted.

         D. Government Regulations. Lessee shall be responsible for complying with the Americans With Disabilities Act, 42 U.S.C. 12101 et. seq., as amended from time to time, and shall conform, at its own cost and expense, its operations and facilities to comply with all requirements of the Americans With Disabilities Act, including but not limited to Titles I and III. Further, Lessee shall comply with all applicable governmental regulations relating to the Premises and Lessee's operations, including without limitation, Wisconsin's Safe Place Statute, Section 101.11, Stats.

         E. Section 704.07(2) and (4), Wis. Stats. (1997-98), or any successor provisions, shall not apply to this Lease.

    9.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         A. Provided that Lessee has not defaulted under any of the terms, covenants, provisions or other conditions contained in this Lease, and subject to the limitation that no substantial portion of the Building shall be demolished or removed without prior written consent of Lessor and if necessary any mortgagee, Lessee shall have the right to make, at its sole cost and expense, additions, alterations, and improvements (hereinafter sometimes referred to as "Alterations") in or to the Building or the Premises at any time during the Lease term, subject to the conditions set forth below. The provisions of this Section 9 shall not apply to such items ordinarily designated as trade fixtures, temporary partitions or similar installations which may be, from time to time, installed on or in the Premises.

         B. Conditions with respect to alterations, additions, or improvements are as follows:

              (1) No Alterations of any kind shall be made without the prior written consent of Lessor, if such Alterations would materially reduce or impair the value, rental, rental value, rentability, or usefulness of the Premises, or any part thereof;

              (2) No Alterations shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction over the Premises and have complied with all other legal requirements relating to the Alterations;

              (3) Any Alterations involving in the aggregate an estimated cost of more than $10,000.00 shall be conducted under the supervision of an architect or engineer selected




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         by Lessee and approved in writing by Lessor, and no structural
         Alterations shall be made, except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect or engineer and by Lessor;

              (4) Any Alterations shall be completed promptly, in a good and workmanlike manner, and in compliance with any underlying mortgage or other security interest affecting the Premises and all legal requirements and insurance requirements;

              (5) The cost of any Alterations shall be promptly paid in full by Lessee, in cash or its equivalent, so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to or in connection with the Premises;

              (6) In no event shall Lessee be considered an agent of Lessor in connection with the construction or completion of any Alterations; and

              (7) All Alterations on or in the Premises that may be erected or installed during the term of this Lease shall become part of the Premises and the sole property of the Lessor, except that all movable trade fixtures installed by Lessee shall be and remain the property of Lessee.

    10.  INSURANCE

         A. Lessee's Insurance. Lessee hereby covenants and agrees at all times during the term of this Lease to maintain and keep the following insurances in full force and effect for the mutual benefit of Lessor and Lessee:



              (1) Comprehensive general liability insurance policy or policies satisfactory to Lessor covering Lessee's operations at the Premises against all claims for the personal injury, death and property damage with combined single limit of at least Two Million Dollars ($2,000,000.00). Lessor shall be an additional named insured on the policy. In the event Lessor reasonably deems such coverage inadequate, Lessee shall, upon written request of Lessor, increase such insurance to amounts reasonably requested by Lessor.

              (2) "All Risk" insurance, including fire and extended coverage, sprinkler leakage, vandalism and malicious mischief, and such other endorsements as Lessor may from time to time require, covering property of every description and kind owned by Lessee and located in or on the Premises, or for which Lessee is legally liable or installed by or on behalf of Lessee, including, without limitation, furniture, fixtures, equipment and any other personal property, in an amount not less than the full replacement cost thereof.

         B. Lessor's Insurance. Lessor, at Lessee's expense, shall keep the Building and other Improvements now or hereafter located on the Premises insured against loss by fire or other casualty in an amount determined by Lessor but not to exceed one hundred percent of the replacement cost of the Building. Lessor, at Lessee's expense, may also obtain and maintain



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rental loss insurance in an amount equal to twelve months rent. Lessee shall pay
Lessor the cost of all such insurance with ten (10) days after Lessor provides Lessee a statement showing the cost of all such insurance.

         C.   All insurance provided by Lessee as required in this Section shall
(i) be in a form and have a deductible amount reasonably satisfactory to Lessor;
(ii) name Lessor as a named insured and carried in favor of Lessor and Lessee as their respective interests may appear; (iii) provide that such insurance shall be primary and that any insurance carried by Lessor shall be excess and non-contributing; (iv) be written with responsible companies that Lessor shall approve; and (v) require thirty (30) days notice by registered mail to Lessor of any cancellation or change affecting any interest of Lessor.

         D. All insurance policies for liability, fire and casualty shall bear an endorsement waiving the right of subrogation first against the Lessor for any acts or omissions on its part, and secondly, against the Lessee for any acts or omissions on its part.

    11.  INDEMNIFICATION; WAIVER OF LIABILITY

         A. Except to the extent solely and directly caused by Lessor's negligence or willful misconduct, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all loss, cost, damage, claim, liability and expense of any kind whatsoever (including liabilities for personal injury, death, and property damage, reasonable attorneys' fees, experts' fees, court costs, costs of investigation, and settlement costs) incurred by Lessor, its agents or any officer, director, employee, contractor or assign of Lessor, arising out of, resulting from or relating to (i) a failure by Lessee to perform any of the terms or conditions of this Lease; (ii) any damage, accident, or injury to or death of persons or loss of or damage to property occurring during the term of this Lease at, on or about the Premises; (iii) failure to comply with any law or any governmental authority; (iv) any claim for a construction or mechanic's lien or security interest filed against the Premises for work performed or materials furnished after the commencement of this Lease. The foregoing indemnification shall survive the termination of this Lease, whether by expiration, termination or otherwise.

              B. Whenever (a) any loss, cost, damage, or expense resulting, directly or indirectly, from fire, explosion, or any other casualty, accident, or occurrence is incurred by either Lessor or Lessee in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage, or expense to the extent of any amount recovered by reason of such insurance and hereby waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided, however, that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate or reduce such insurance coverage.

    12.  CASUALTY LOSS

         A. Substantial Destruction. If the Premises or the Building is destroyed or so damaged by fire, explosion, or any other casualty, cause or condition whatsoever as to be wholly



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or substantially untenantable in Lessor's judgment, then Lessor may: (i)
terminate this Lease as of the date of the damage by written notice to Lessee within ninety (90) days after such date or (ii) proceed with due diligence to repair, restore and rebuild the Premises and the Building at Lessor's expense, to the same condition in which Lessor furnished the Premises to Lessee at the commencement of this Lease. Lessor shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Lessee. Lessee acknowledges that Lessor shall be entitled to the full proceeds of any insurance coverage carried by Lessor or Lessee for damage to those items provided by Lessor either directly or through an allowance to Lessee which Lessor is obligated to or elects to restore as provided in this Section.

         B. Partial Destruction. If, as a result of fire, explosion, or any other casualty, cause or condition whatsoever, the Premises or the Building are damaged but are not made wholly or substantially untenantable in Lessor's reasonable judgment, Lessor shall be obligated to restore the same to the condition in which Lessor furnished the Premises at the commencement of this Lease. Lessor shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Lessee. Lessor shall not be obligated to expend in restoration an amount in excess of the proceeds of insurance recovered by Lessor with respect to such damage and are usable by Lessor for such restoration.

         C.   Reconstruction Period. If Lessor elects or is mandated under this
Section 12 to restore, repair or rebuild all or any part of the Premises and if Lessor, within 270 days after the damage occurs, fails to eliminate substantial interference with Lessee's use of the Premises or substantially to restore the same, Lessee may terminate this Lease as of the end of such 270 day period by notice to Lessor given not later than five (5) days after expiration of such period. Such 270 day period shall be extended for reasonable delay caused by adjustment of insurance loss or force majeure. In any event, Lessee shall be responsible for removal (or restoration, at Lessee's election) of all its damaged property and debris from the Premises upon request by Lessor, or must reimburse Lessor for the reasonable cost of removal.

         D. Rent Abatement. If the Premises are rendered totally untenantable but this Lease is not terminated, the rent due under this Lease shall abate from the date of the damage until the restoration of the Premises required of the Lessor is substantially completed but only to the extent Lessor directly receives rental interruption proceeds. If a portion of the Premises is untenantable, the rent due under this Lease shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by Lessee until the restoration of the Premises required of Lessor is substantially completed.

    13.  DAMAGED OR STOLEN PROPERTY

         Lessor shall in no way be responsible to Lessee, its agents, officers, directors, employees, contractors, licensees, invitees or guests for any property damaged on or stolen from the Premises, however occurring.



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    14.  CONDEMNATION

         A. Complete Condemnation. If the whole of the Premises, or such portion thereof as will make the Premises unsuitable for the purpose herein leased, is condemned pursuant to eminent domain for any public or quasi-public use or purpose by any legally constituted authority or transferred in lieu thereof, then this Lease shall terminate upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the condemnation award, except that Lessee shall be entitled to a share of such award allocable to any Alterations to the Building made by Lessee prior to the date of such award. Rent shall be apportioned as of the date of such termination.

         B. Partial Condemnation. If some other portion of the Premises, which does not qualify under Section 13A, is condemned pursuant to eminent domain for any public or quasi-public use or purpose by any legally constituted authority or transferred in lieu thereof, then this Lease shall not terminate but Lessor and Lessee shall agree upon a reasonable abatement and adjustment of Rent in proportion to the loss of use of the Premises occasioned by such condemnation. Lessee shall have no right or claim to any part of any award made to or received by Lessor for any taking (except with respect to any Alterations to the Building made by Tenant) and no right or claim for any alleged value of the unexpired portion of this Lease.

         C. Except as specified above, in the event of a condemnation of all or any part of the Premises, Lessee shall not be prevented from making a claim against the condemning authority (but not against Lessor) for any moving expenses, loss of profits, or taking of Lessee's personal property to which Lessee may be entitled.

    15.  DEFAULT; REMEDIES

         A. The occurrence of any one or more of the following events shall constitute a default or breach of this Lease by Lessee:

              (1) Failure by Lessee to pay any portion of the Base Rent or Additional Rent or to make any other payment required to be made by Lessee hereunder within ten (10) days after receipt of written notice from Lessor that Lessor has not received such payment when due;

              (2) Any of the following: (i) the making by Lessee of any general assignment for the benefit of creditors; (ii) the filing by Lessee of a petition for reorganization, liquidation, dissolution, consent or arrangement under any present or future law, code or regulation relating to bankruptcy, insolvency or other relief for debtors generally or the filing of an involuntary petition in bankruptcy or similar law against Lessee (unless, in the case of a petition filed against Lessee, such petition is dismissed with 60 days); (iii) the appointment of a trustee or receiver to take possession of all or substantially all of Lessee's assets or of Lessee's interest in this Lease; (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets; or (v) the liquidation, dissolution or termination of Lessee;



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              (3)  Failure by Lessee to observe, comply with or perform any provision of this Lease, where such failure shall continue for a period of thirty (30) days after notice thereof by Lessor to Lessee or, if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance.

              (4)  Lessee abandons or vacates the Premises for more than thirty
         (30) days or surrenders the Premises.

         B. Upon the occurrence of any default described in this Section, Lessor may with or without demand whatsoever, in addition to any other lawful right or remedy that Lessor may have, do any one or more of the following:

              (1) Immediately or at any time thereafter terminate this Lease (without demand to vacate the Premises) upon written notice to Lessee and upon such termination, Lessee shall immediately vacate the Premises (or Lessor may remove all persons and property using such force and assistance in effecting and protecting such removal as Lessor may deem reasonably necessary to recover full and exclusive possession of the Premises ) and Lessor shall have and recover from Lessee all damages Lessor may suffer by reason of such termination including, without limitation, the inability of Lessor to relet the Premises, the cost (including reasonable attorneys' fees) of recovering possession of the Premises, and the cost of any repairs to the Premises which are necessary or proper to prepare the same for reletting;

              (2) Reenter and take possession of the Premises in the manner provided in subparagraph (1) without such reentry constituting a cancellation or termination of this Lease or a forfeiture of any amounts due hereunder or of the covenants, agreements and conditions to be kept and performed by Lessee for and during the remainder of the term;

              (3) Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term, or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.

              (4) Reenter the Premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee.

              (5) After reentry, Lessor may relet the Premises or any part thereof for any term without terminating the Lease, at the rent and on the terms as Lessor may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet as provided herein shall be as follows:



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


              (a) In addition to Lessee's liability to Lessor for breach of the Lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this Lease.

              (b) Lessor shall have the right, but shall not be required, to apply the rent received form reletting the Premises (i) to reduce the indebtedness of Lessee to Lessor under the Lease, not including indebtedness for rent, (ii) to expenses of the reletting and alterations and repairs made, (iii) to rent due under this Lease, or (iv) to payment of future rent under this Lease as it becomes due.

    16.  SIGNAGE

         Lessee, at its own expense, may install, affix and maintain on the Premises signs of such size, color and esign as Lessee elects, provided Lessee complies with local sign ordinances and Lessee obtains all necessary governmental permits and approvals relating to such signs.

    17.  ESTOPPEL CERTIFICATES

         Lessor and Lessee shall, within fifteen (15) days after written notice has been sent to the other, requiring a statement of the status of the Lease, give such statement accurately in writing, indicating whether the Lease is in good standing or in default and such other information as may reasonably be requested. If the Lease is in default, the particulars of the default shall be specified. Failure to give such written reply within fifteen (15) days after receipt of such request shall constitute a representation that the Lease is in good standing and is not in default, which representation any person or entity may rely upon as being true and correct.

    18.  SURRENDER OF PREMISES

         At the expiration of this Lease or earlier termination, Lessee shall surrender possession of the Premises to Lessor in substantially as good condition as when Lessee received the Premises from Landlord, reasonable wear and tear, damage by fire or other casualty, and Alterations made by Lessee excepted. Any damage caused as a result of the removal of Lessee's fixtures or other personal property shall be repaired by Lessee, at Lessee's sole cost and expense. If Lessee does not remove its property from the Premises prior to the termination or expiration of this Lease, the such property shall be deemed abandoned by Lessee and shall, at Lessor's option, become the property of Lessor, or may be removed from the Premises by Lessor at the expense of Lessee.

    19.  HOLDING OVER

         In the event Lessee remains in possession of the Premises after the expiration or termination of this Lease, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month on the same terms and conditions herein provided, except that the Base Rent shall be equal to 150% of the monthly installment of Base Rent in effect in the last month of the term of this Lease.



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


    20.  QUIET ENJOYMENT; ACCESS BY LESSOR

         Lessor hereby covenants and agrees that if Lessee shall perform all the covenants and agreements herein stipulated to be performed by Lessee, Lessee's quiet and peaceable enjoyment and possession of the Premises will not be disturbed or interfered with by Lessor. Notwithstanding the foregoing, Lessor shall be permitted reasonable access to the Premises at all reasonable times upon reasonable advance notice for the purposes of viewing, examining and inspecting the same, or for any other lawful purpose including showing the Premises to prospective purchasers, tenants or lenders.

    20.  SUBORDINATION AND NON-DISTURBANCE

         This Lease shall be subject and subordinate to the lien of any mortgage which the Lessor may place upon the Premises and to all terms, conditions and provisions thereof, to all advances made, and to any renewal, extensions, modifications or replacement thereof. Within ten (10) days of written request by Lessor, Lessee shall execute and deliver to Lessor a document in form reasonably satisfactory to Lessor acknowledging the subordination of this Lease to any mortgage. Lessor shall use its best efforts to cause any mortgagee to execute a non-disturbance and attornment agreement providing that this Lease shall not terminate (so long as Lessee is not in default) as a result of the foreclosure of such mortgage, or conveyance in lieu thereof, and Lessee's rights under this Lease shall continue in full force and effect and its possession shall be undisturbed, except in accordance with the provisions of this Lease, and providing further that if such mortgagee succeeds to the interest of the Lessor, Lessee shall recognize such mortgagee (or the successor in interest or title) and attorn to it as lessor under this Lease.


    21.  NOTICES

         All notices, requests, demands, and other communications required or permitted under this Lease shall be in writing and shall be sent by: (a) United States certified mail, postage prepaid, return receipt requested, or (b) for delivery on the next business day with a nationally-recognized express courier. All such notices shall be sent to the following addresses, until such addresses are changed by thirty (30) days' notice:

                  LESSEE:            ProVantage Health Services, Inc.
                                     N19 W24130 Riverwood Dr. Waukesha, WI 53188
                                     ATTN: Chief Financial Officer

                  with copy to:      Provantage Health Services, Inc.
                                     N19 W24130 Riverwood Dr.
                                     Waukesha, WI 53188
                                     ATTN: Vice President, Legal Services

                  LESSOR:            Shopko Stores, Inc.
                                     700 Pilgrim Way
                                     Green Bay, WI  54307
                                     ATTN:  Vice President, Real Estate

                  With a copy to:    Shopko Stores, Inc.
                                     700 Pilgrim Way
                                     Green Bay, WI  54307
                                     ATTN: General Counsel

         Notices shall be deemed given three (3) business days after the date such notice is postmarked, if sent by certified mail, or on the next business day following the date placed with the express courier, if sent by express courier. If the last day for giving any notice or taking any action required or permitted under this Lease would otherwise fall on a Saturday, Sunday, or legal holiday, that last day shall be postponed until the next legal business day.

    24.  ASSIGNMENT; SUBLETTING

         A. Lessee shall not assign, sell, mortgage, pledge or in any manner transfer this Lease or any right, title, or interest of Lessee hereunder, by operation of law or otherwise, or any part or parts thereof, nor may Lessee sublet all or any portion of the Premises, without the Lessor's consent which shall not be unreasonably withheld. If consent is granted, Lessee shall remain fully and directly responsible for all covenants and obligations hereunder during the entire Lease Term.

         B. Lessor shall have the right to transfer, assign and convey in whole or in part, any and all of the rights of Lessor under this Lease.


    25.  MISCELLANEOUS

         A. This Lease is binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, subject, however, to the limitations on assignment contained herein.

         B. This Lease contains the entire agreement between the parties and supersedes any prior negotiations, arrangements, agreements and understandings with respect to the subject matter hereof. This Lease may not be amended except in writing signed by the party against whom enforcement is sought.

         C. The agreements contained in this Lease are not intended, nor shall they be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, or to make either party in any way responsible for the debts, liabilities, or losses of the other.

         D. Failure of either party to enforce any rights or remedies under this Lease shall not constitute a waiver of the violation giving rise to the rights or remedies nor prevent such party from exercising the rights or remedies for any subsequent violation by the other party.

         E. Time is of the essence with respect to all matters, dates, and times provided in this Lease.

         F. This Lease shall be interpreted and enforced in accordance with the laws of the State of Wisconsin. If any provision of this Lease is declared invalid or unenforceable, the



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

remainder of the Lease shall continue in full force and effect. The section numbers and captions of this Lease are for convenience only and are not to be construed as defining or limiting in any way the scope or intent of the provisions of this Lease.

         G. At the request of either party, the parties agree to execute a short form memorandum of this Lease for recording purposes.



              IN WITNESS WHEREOF, the parties have caused the execution and delivery of this Lease under seal effective the date first written above.



PROVANTAGE HEALTH                               SHOPKO STORES, INC.
   SERVICES, INC.


By: /s/  Jeffrey A. Jones                       By: /s/  William S. Podany
    ------------------------                        --------------------------
    Jeffrey A. Jones, President                     William J. Podany, President





By: /s/  Patricia A. Nussle                     By: /s/  Richard D. Schepp
    ------------------------                        --------------------------
    Patricia A. Nussle, Secretary                   Richard D. Schepp, Secretary




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